Exhibit 14(b)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of MuniYield Insured Fund, Inc. (the “Fund”) on Form N-14 of our report dated November 24, 2003 appearing in the September 30, 2003 Annual Report of MuniInsured Fund, Inc. We also consent to the references to us under the captions “COMPARISON OF THE FUNDS - Financial Highlights” and “INDEPENDENT AUDITORS” appearing in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche, LLP

Princeton, New Jersey April 15, 2004